UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 7, 2007
NACCO Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9172	34-1505819

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive Cleveland, Ohio	44124-4017

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (440) 449-9600

N/A

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Hamilton Beach, Inc. Executive Long-Term Incentive Compensation Plan.
     On August 7, 2007, the Board of Directors of Hamilton Beach, Inc. (“Hamilton Beach”), a wholly owned subsidiary of NACCO Industries, Inc. (“NACCO”), adopted the Hamilton Beach, Inc. Executive Long-Term Incentive Compensation Plan (the “LTIP”) for the benefit of key employees of Hamilton Beach and its subsidiaries, including the President and Chief Executive Officer of Hamilton Beach, Michael Morecroft. On August 8, 2007, Housewares Holding Company, the sole stockholder of Hamilton Beach and wholly owned subsidiary of NACCO, approved the adoption of the LTIP.
     As previously announced, the Board of Directors of NACCO has approved a plan to spin off Hamilton Beach to NACCO’s stockholders (the “Spin-Off”). The effectiveness of the LTIP is contingent on the consummation of the spin-off.
     The LTIP will be administered by the Compensation Committee of the Hamilton Beach Board of Directors (the “Committee”), which will be established prior to the Spin-Off. The Committee will designate eligible participants each year. Subject to certain exceptions for 2007 and 2008, awards under the LTIP will be made to participants for performance periods of one or more years in amounts determined pursuant to performance goals and a formula which will be based on Hamilton Beach’s consolidated average return on equity or return on total capital employed for the performance period (or a combination thereof). The formula will be established no later than the 90th day of the performance period on which the award is to be based.
     Subject to certain exceptions for 2007 and 2008, the Committee will establish a target level of incentive opportunity for each participant, stated as a percentage of the participant’s salary midpoint. In addition, threshold and maximum award levels will be established. The threshold award level represents the minimum amount of incentive award that would be paid to a participant, which may be zero if actual performance falls below the minimum target performance level. The maximum award level represents the maximum amount of incentive award that may be paid to a participant for a performance period, even if the maximum performance level is exceeded. In general, award payments will not exceed 150% of the participant’s target award. Under no circumstances will any participant receive a final award under the LTIP exceeding $5,000,000 for any single performance period. The Committee will retain discretionary authority to increase or decrease the amount of any award that would otherwise be payable to a participant, except with respect to awards for the named executive officers of Hamilton Beach, which may only be decreased.
     Except for the awards that are granted for 2007, LTIP awards will generally be allocated by the Committee between a cash component, to be paid in cash, and an equity component, to be paid in shares of Hamilton Beach Class A common stock (the “Award Shares”). In general, approximately 65% of each award under the LTIP is expected to be distributed in Award Shares. The Committee will have the power to adjust the percentage of each award that is paid in stock, subject to any restrictions under Internal Revenue Code Section 162(m), and the awards that are payable to certain non-resident alien employees may be paid entirely in cash, depending on local law restrictions or requirements. The actual number of award shares issued to a participant will be determined by taking the dollar amount of the stock component of the award and dividing it by the average share price. For all post-2008 awards, the average share price will be based on the lesser of:
•	the average closing price of Hamilton Beach Class A common stock on the New York Stock Exchange (“NYSE”) at the end of each week during the year preceding the start of the performance period (or such other previous calendar year as determined by the Committee not later than the 90th day of the performance period); or

•	the average closing price of Hamilton Beach Class A common stock on the NYSE at the end of each week during the performance period.
For 2007 and 2008 awards, the average share price will be based on the lesser:
•	the average closing price of Hamilton Beach Class A common stock on the NYSE on the first day on which the Hamilton Beach Class A common stock is traded; or

•	the average closing price of Hamilton Beach Class A common stock on the NYSE during 2007.
     The Award Shares that are issued under the LTIP cannot be assigned, pledged, hypothecated or otherwise transferred by the participant, voluntarily or involuntarily, other than the following:
•	by will or the laws of descent and distribution;

•	pursuant to a qualified domestic relations order; or

•	to a trust for the benefit of the participant, or the participant’s spouse, children or grandchildren.
These restrictions on transfer lapse upon the earliest to occur of the following:
•	December 31 of the fifth year after the end of the performance period for which the award shares were granted;

•	the death or permanent disability of the participant;

•	termination of employment on account of retirement at or after age 60 with at least ten years of service;

•	a change in control of Hamilton Beach; and

•	at such other time as the Committee may approve.

     However, the shares are fully vested when granted and the participants will have all of the rights of a stockholder, including the right to vote, upon receipt of the shares. The participants will also have the right to receive dividends that are declared and paid after they receive the Award Shares, if any. The full amount of each final award, including the fair market value of the Award Shares on the date of grant, will be fully taxable to the participant.
     The number of shares available for Award Shares under the LTIP is an aggregate of one million shares of Hamilton Beach Class A common stock, subject to adjustment for stock splits or similar changes.
     Awards under the LTIP for performance periods beginning after the date of the Spin-Off will be granted by the Committee as soon as practicable after the date of the Spin-Off. Certain officers of Hamilton Beach, including Michael Morecroft, are expected to receive a grant of a target equity award under the LTIP that is equal to 30% of the 2007 target award that was granted under the Hamilton Beach/Proctor-Silex, Inc. Long-Term Incentive Compensation Plan for 2007, as adjusted for the changes in employee salary grades effective as of the date of the Spin-Off, if applicable. In addition, all participants will receive a separate cash award under the LTIP equal to 35% of the fair market value of the stock that is issued under the LTIP, to approximate the amount of tax withholding that will be required with respect to the issuance of such shares.
     Hamilton Beach, Inc. Non-Employee Directors’ Equity Compensation Plan.
     On August 7, 2007, the Board of Directors of Hamilton Beach also adopted the Hamilton Beach, Inc. Non-Employee Directors’ Equity Compensation Plan (the “Directors Plan”) for the benefit of the directors of Hamilton Beach who are not employees of Hamilton Beach or its subsidiaries. On August 8, 2007, Housewares Holding Company approved the adoption of the Directors Plan. The effectiveness of the Directors Plan is also contingent on the consummation of the spin-off.
     Alfred M. Rankin, Jr., the current Chairman, President and Chief Executive Officer of NACCO, will be a director of Hamilton Beach and will be a participant in the Directors Plan.
     Under the Directors Plan, each director will receive one half of the annual retainer in shares of Hamilton Beach Class A common stock. The shares will be fully vested on the date of grant, and the directors will be entitled to all rights of a stockholder, including the right to vote and receive dividends. However, the shares that are issued under the Directors Plan cannot be assigned, pledged, hypothecated or otherwise transferred by the director, voluntarily or involuntarily, other than the following:
•	by will or the laws of descent and distribution;

•	pursuant to a qualified domestic relations order; or

•	to a trust for the benefit of the director, or the director’s spouse, children or grandchildren.

     These restrictions on transfer lapse upon the earliest to occur of the following:
•	five years after the last day of the calendar quarter for which the shares were earned;

•	the death or permanent disability of the director;

•	five years (or earlier with the approval of the Hamilton Beach Board of Directors) after the date of director’s retirement from the Board;

•	a change in control of Hamilton Beach;

•	the date the director is both retired and has reached age 70; and

•	at such other time as the Board may approve.
     The directors may elect to receive the remainder of their retainer, as well as other retainers and fees, in the form of shares of Hamilton Beach Class A stock under the Directors Plan. However, these voluntary shares are not subject to the transfer restrictions described above.
     The number of shares reserved for issuance under the plan is 250,000, subject to adjustment for stock splits or similar changes.
     The foregoing summary of the LTIP and Directors Plan is qualified in its entirety by reference to the full text of the plans, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated herein by reference thereto.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Hamilton Beach, Inc. Executive Long-Term Incentive Compensation Plan

10.2	Hamilton Beach, Inc. Non-Employee Directors’ Equity Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NACCO INDUSTRIES, INC.
By:	/s/ Charles A. Bittenbender
	Name:	Charles A. Bittenbender
	Title:	Vice President, General Counsel and Secretary

Date: August 9, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Hamilton Beach, Inc. Executive Long-Term Incentive Compensation Plan

10.2	Hamilton Beach, Inc. Non-Employee Directors’ Equity Compensation Plan